EXHIBIT INDEX



                                  GPU COMPANIES
                EMPLOYEE SAVINGS PLAN FOR NONBARGAINING EMPLOYEES






Consent of Independent Accountant                                    Exhibit 23



Report on Audits of Financial Statements                             Exhibit 28
     for the Years Ended December 31, 1997
     and 1996